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                                                                    EXHIBIT 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of the Amendment No. 2 to Registration Statement on Form S-3 (Nos. 33-60203 and 33-60203-01) of Time Warner Inc. and Time Warner Financing Trust relating to the 12,057,561 Preferred Exchangeable Redemption Cumulative Securities of our report on the Paragon Communications financial statements and schedule dated January 19, 1995, except as to Note 6, which is as of January 27, 1995, which appears on Page F-82 of the Annual Report on Form 10-K for Time Warner Entertainment Company, L.P. for the year ended December 31, 1994, which is incorporated by reference in the Time Warner Inc. Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to us under the heading 'Experts' in such Prospectus.

                                          /s/ Price Waterhouse LLP
                                          PRICE WATERHOUSE LLP

Denver, Colorado
August 4, 1995